 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998

                                                 REGISTRATION NO. 333-68057
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 2

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                        MODEM MEDIA . POPPE TYSON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                    7311                       06-1464807
(STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
 JURISDICTION OF      CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)
 INCORPORATION OR
 ORGANIZATION)

                        MODEM MEDIA . POPPE TYSON, INC.
                              228 SAUGATUCK AVENUE
                               WESTPORT, CT 06880
                                 (203) 341-5200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              GERALD M. O'CONNELL
                            CHIEF EXECUTIVE OFFICER
                        MODEM MEDIA . POPPE TYSON, INC.
                              228 SAUGATUCK AVENUE
                               WESTPORT, CT 06880
                                 (203) 341-5200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:
          ALAN K. AUSTIN, ESQ.                      ALAN DEAN, ESQ.
           BRIAN C. ERB, ESQ.                    DAVIS POLK & WARDWELL
    WILSON SONSINI GOODRICH & ROSATI              450 LEXINGTON AVENUE
        PROFESSIONAL CORPORATION                   NEW YORK, NY 10017
           650 PAGE MILL ROAD                        (212) 450-4000
          PALO ALTO, CA 94304
             (650) 493-9300
                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:        [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:        [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

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  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Class A common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                       AMOUNT TO
                                                                        BE PAID
                                                                       ---------
   SEC registration fee...............................................  $12,510
   NASD filing fee....................................................    5,000
   Nasdaq National Market listing fee.................................       *
   Printing and engraving expenses....................................       *
   Legal fees and expenses............................................       *
   Accounting fees and expenses.......................................       *
   Blue Sky qualification fees and expenses...........................       *
   Transfer agent and registrar fees..................................       *
   Miscellaneous fees.................................................       *
                                                                        -------
     Total............................................................  $    *
                                                                        =======

--------
* To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article Thirteenth of the Registrant's Certificate of Incorporation (Exhibit
3.1 hereto) and Article VI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for mandatory indemnification of its directors and officers, and permissible indemnification of employees and other agents, to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant intends to enter into Indemnification Agreements (Exhibit 10.8
hereto) with its officers and directors. Reference is also made to Section   of
the Underwriting Agreement contained in Exhibit 1.1 hereto, which provides for the indemnification of officers and directors of the Registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  From the Registrant's inception through November 27, 1998, the Registrant has sold the following securities:

(1) In December 1996, the Registrant issued an aggregate of 2,542,785 shares of its Class A common stock to Gerald M. O'Connell, Douglas C. Ahlers, Robert
    C. Allen, II and Kraft Enterprises LTD, the limited partners of Modem Media Advertising Limited Partnership ("Modem") and Messrs. O'Connell and Ahlers, the stockholders of Modem Media, Inc., the general partner of Modem, in exchange for a portion of their respective limited and general partnership interests in Modem and all of the capital stock of Modem Media Inc.

(2) In December 1996, the Registrant issued 2,802,114 shares of its Class A common stock to True North Communications Inc. ("TNC") in exchange for all of its limited and general partnership interests in Modem.

(3) In December 1996, the Registrant issued 5,093,800 shares of its Class B common stock to TNC in connection with the transfer and assignment to the Registrant of substantially all of the assets and properties of TNC's existing digital marketing communications business (representing 2,291,686 shares of the Registrant's Class A Common Stock) and the exchange of the Registrant's Class A Common Stock held by TNC for Class B Common Stock.

(4) From its inception through November 27, 1998, the Registrant has issued shares of Class A common stock upon the exercise of options as follows:

                               EXERCISE PRICE
            NUMBER OF SHARES     PER SHARE
            ----------------   --------------
                496               $  0.61
              8,936               $ 11.00

  The issuances of the securities described in (1) through (3) above were deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of such Act as transactions by an issuer not involving any public offering. All of the securities were acquired by the recipients for investment and with no view toward the resale or distribution thereof. In each instance, the recipient was an employee of the Company or a sophisticated investor, the offer and sales were made without any public solicitation and the stock certificates bear restrictive legends. No underwriter was involved in the transactions and no commissions were paid. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant. The sales of the Securities described in (4) above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 under such Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   1.1*      Form of Underwriting Agreement.
   3.1(a)    Certificate of Incorporation of Registrant, as amended.
   3.1(b)    Form of Amended and Restated Certificate of Incorporation of
             Registrant to be effective upon consummation of the offering.
   3.2(a)    Bylaws of Registrant, as amended.
   3.2(b)*   Form of Bylaws of Registrant to be effective upon consummation of the offering.
   4.1*      Form of Registrant's Class A common stock certificate.
   5.1*      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, regarding legality of the securities being issued.
  10.1(a)*   Form of Administrative Services Agreement between Registrant and
             True North Communications Inc.
  10.1(b)*   Form of Intercompany Credit Agreement between the Registrant and
             True North Communications Inc.
  10.1(c)*   Form of Tax Matters Agreement between the Registrant and True
             North Communications Inc.
  10.2*      Intercompany Demand Note dated November 24, 1998 issued by True
             North Communications Inc. to the Registrant.
  10.3*      Form of Affiliation Agreement between the Registrant and Modem
             Media . Poppe Tyson do Brasil Ltda.
  10.4*      Sublease Modification Agreement between the Registrant and Bozell,
             Jacobs, Kenyon & Eckhardt, Inc., dated August 1, 1998.
  10.5(a)*   Employment Agreement between Registrant and Gerald M. O'Connell, dated as of January 1, 1997.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  10.5(b)*   Employment Agreement between Registrant and Douglas C. Ahlers, dated as of January 1, 1997.
  10.5(c)*   Employment Agreement between Registrant and Robert C. Allen, II, dated as of January 1, 1997.
  10.6(a)    Covenant Not to Compete or Solicit Business between Registrant and
             Gerald M. O'Connell, dated as of December 31, 1996.
  10.6(b)    Covenant Not to Compete or Solicit Business between Registrant and
             Douglas C. Ahlers, dated as of December 31, 1996.
  10.6(c)    Covenant Not to Compete or Solicit Business between Registrant and
             Robert C. Allen, II, dated as of December 31, 1996.
  10.7(a)    Letter Agreement between Registrant and Steven C. Roberts dated
             December 2, 1996.
  10.7(b)    Noncompetition, Confidentiality and Proprietary Rights Agreement
             between Steven C. Roberts and the Registrant.
  10.8       Form of Indemnification Agreement.
  10.9*      1997 Stock Option Plan, as amended.
  10.10*     1999 Employee Stock Purchase Plan.
  21.1       List of subsidiaries.
  23.1*      Consent of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation (included in Exhibit 5.1).
  23.2+      Consent of Arthur Andersen LLP, Independent Public Accountants.
  24.1+      Power of Attorney.
  27.1+      Financial Data Schedule.

--------
  * To be filed by amendment.

  + Previously filed with the Commission on November 27, 1998 as an exhibit to the Registrant's Registration Statement on Form S-1.

  (b) FINANCIAL STATEMENT SCHEDULES

    Not applicable.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS HAD DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WESTPORT, STATE OF CONNECTICUT, ON THIS 23RD DAY OF DECEMBER, 1998.

                                          Modem Media . Poppe Tyson, Inc.

                                          By: /s/    Gerald M. O'Connell
                                              ---------------------------------
                                                    Gerald M. O'Connell
                                                  Chief Executive Officer
                                               (Principal Executive Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

     /s/ Gerald M. O'Connell           Chief Executive Officer     December 23, 1998
______________________________________ and Director
         GERALD M. O'CONNELL           (Principal Executive
                                       Officer)

          Steven C. Roberts*           Chief Financial Officer     December 23, 1998
______________________________________ (Principal Financial and
          STEVEN C. ROBERTS            Accounting Officer)

         Robert C. Allen, II*          Director                    December 23, 1998
______________________________________
         ROBERT C. ALLEN, II

       Donald M. Elliman, Jr.*         Director                    December 23, 1998
______________________________________
        DONALD M. ELLIMAN, JR.

          Donald L. Seeley*            Director                    December 23, 1998
______________________________________
           DONALD L. SEELEY

       Theodore J. Theophilos*         Director                    December 23, 1998
______________________________________
        THEODORE J. THEOPHILOS


*By: /s/ Gerald M. O'Connell
---------------------------------
        GERALD M. O'CONNELL

       Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   1.1*      Form of Underwriting Agreement.
   3.1(a)    Certificate of Incorporation of Registrant, as amended.
   3.1(b)    Form of Amended and Restated Certificate of Incorporation of
             Registrant to be effective upon consummation of the offering.
   3.2(a)    Bylaws of Registrant, as amended.
   3.2(b)*   Form of Bylaws of Registrant to be effective upon consummation of the offering.
   4.1*      Form of Registrant's Class A common stock certificate.
   5.1*      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, regarding legality of the securities being issued.
  10.1(a)*   Form of Administrative Services Agreement between Registrant and
             True North Communications Inc.
  10.1(b)*   Form of Intercompany Credit Agreement between the Registrant and
             True North Communications Inc.
  10.1(c)*   Form of Tax Matters Agreement between the Registrant and True
             North Communications Inc.
  10.2*      Intercompany Demand Note dated November 24, 1998 issued by True
             North Communications Inc. to the Registrant.
  10.3*      Form of Affiliation Agreement between the Registrant and Modem
             Media . Poppe Tyson do Brasil Ltda.
  10.4*      Sublease Modification Agreement between the Registrant and Bozell,
             Jacobs, Kenyon & Eckhardt, Inc., dated August 1, 1998.
  10.5(a)*   Employment Agreement between Registrant and Gerald M. O'Connell, dated as of January 1, 1997.
  10.5(b)*   Employment Agreement between Registrant and Douglas C. Ahlers, dated as of January 1, 1997.
  10.5(c)*   Employment Agreement between Registrant and Robert C. Allen, II, dated as of January 1, 1997.
  10.6(a)    Covenant Not to Compete or Solicit Business between Registrant and
             Gerald M. O'Connell, dated as of December 31, 1996.
  10.6(b)    Covenant Not to Compete or Solicit Business between Registrant and
             Douglas C. Ahlers, dated as of December 31, 1996.
  10.6(c)    Covenant Not to Compete or Solicit Business between Registrant and
             Robert C. Allen, II, dated as of December 31, 1996.
  10.7(a)    Letter Agreement between Registrant and Steven C. Roberts dated
             December 2, 1996.
  10.7(b)    Noncompetition, Confidentiality and Proprietary Rights Agreement
             between Steven C. Roberts and the Registrant.
  10.8       Form of Indemnification Agreement.
  10.9*      1997 Stock Option Plan, as amended.
  10.10*     1999 Employee Stock Purchase Plan.
  21.1       List of subsidiaries.
  23.1*      Consent of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation (included in Exhibit 5.1).
  23.2+      Consent of Arthur Andersen LLP, Independent Public Accountants
             (see page II-5).
  24.1+      Power of Attorney (included on page II-4).
  27.1+      Financial Data Schedule.

--------
* To be filed by amendment.

+ Previously filed with the Commission on November 27, 1998 as an exhibit to the Registrant's Registration Statement on Form S-1.